Exhibit 10.4

SOUTHERN TRUST SECURITIES HOLDING CORP.

NONSTATUTORY STOCK OPTION AGREEMENT

1. Grant of Option. This agreement evidences the grant by Southern Trust Securities Holding Corp., a Florida corporation (the “Corporation”), on February 20, 2007 (the “Grant Date”) to Fernando Fussa, an employee of the Corporation (the “Participant”), an option to purchase, in whole or in part, on the terms provided herein a total of Two Hundred Thousand (200,000) shares (the “Shares”) of common stock of the Corporation (“Common Stock”) at $1.00 per Share.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on December 31, 2016 (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule. This option will become exercisable (“vest”) as to one-third (1/3) of the original number of Shares on December 31, 2007 and one-third of the original number of shares on December 31st in each of the two subsequent years.  The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be by written notice in the form attached hereto as Exhibit A, signed by the Participant, and received by the Corporation at its principal office, accompanied by this agreement, and payment in full.

(b) Termination of Relationship with the Corporation. If the Participant ceases to be an employee of the Corporation or any of its present or future subsidiaries (collectively referred to herein as the Corporation) for any reason, then, except as provided in paragraphs (c) and (d) below, the right to exercise this option shall still terminate on the Final Exercise Date, provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation of employment.

(c) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he is employee of the Corporation and has not terminated such relationship for “cause” as specified in paragraph (d) below, this option shall be exercisable up to and including the Final Exercise Date by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his death or disability.

(d) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Corporation is terminated by the Corporation for Cause (as defined below), the right to exercise this option shall terminate upon the close of business on the effective date of such termination of employment or other relationship (the “Termination Date”) and the Participant will not vest in any unvested shares.  If, prior to the Final Exercise Date, the Participant is given notice by the Corporation of the termination of his employment or other relationship by the Corporation for Cause, the effective date of such termination of employment or other termination shall be subsequent to the date of the delivery of such notice and the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) immediately prior to such Termination Date as agreed to by the Corporation and Participant or set by a third party arbitrator, as provided for below. If the Participant is party to an employment, consulting or severance agreement with the Corporation that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his responsibilities to the Corporation (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Corporation), as mutually agreed to by the Corporation and the Participant and if not mutually agreed to, as determined by a third-party arbitrator.

4. Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Corporation, or makes provision satisfactory to the Corporation for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Nontransferability of Option. This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6. Adjustments of Exercise Price and Number of Shares Subject to Options. The number of shares of Common Stock purchasable upon the exercise of the option and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.  In case the Corporation shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Common Stock issuable upon exercise of this option immediately prior thereto shall be adjusted so that the Participant shall be entitled to receive the number of shares of Common Stock which he would have owned or have been entitled to receive had such option been exercised in advance thereof.  Upon each such adjustment of the number of shares of Common Stock which are issuable hereunder, the Participant shall thereafter be entitled to purchase the number of shares of Common Stock resulting from such adjustment at an Exercise Price per share of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of shares of Common Stock resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

7. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Corporation is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Corporation, then the Participant shall have the right thereafter to receive upon exercise of this option, the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization,  reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this option is exercisable immediately prior to such event.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Corporation) shall expressly assume the due and punctual observance and performance of each and every condition of this agreement to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Corporation) in order to provide for adjustments of shares of Common Stock for which this option is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. For purposes of this Section, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

8. Authorized Shares. The Corporation covenants that during the period the option is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the shares of Common Stock upon the exercise, in whole or in part, of this option.

9. Registration Rights.  The Corporation warrants and agrees that if at any time from June 1, 2007 through December 31, 2007 it should file a registration statement on either Form S-8 or Form SB-2 with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, the Corporation shall use its best efforts to include the shares of common stock underlying the options granted hereunder to the Participant in such registration statement unless the Participant elects not to be included in such registration statement by providing written notice to the Corporation prior to any such filing.

[Signature page to follow.]

IN WITNESS WHEREOF, the Corporation has caused this option to be executed by its duly authorized officer.

SOUTHERN TRUST SECURITIES HOLDING CORP.

By:	/s/ Kevin Fitzgerald
Name:	Kevin Fitzgerald
Title:	President

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

PARTICIPANT:	/s/ Fernando Fussa

Address:	19304 SW 60th Ct.
Pembroke Pines, FL 33332

EXHIBIT A

NOTICE OF STOCK OPTION EXERCISE

Date:

Southern Trust Securities Holding Corp.

145 Almeria Ave.

Coral Gables, Florida 33134

Dear Sir or Madam:

I am the holder of a Nonstatutory Stock Option granted to me by Southern Trust Securities Holding Corp. (the “Corporation”) for the purchase of 200,000 shares of Common Stock of the Corporation at a purchase price of $1.00 per share.

I hereby exercise my option to purchase                          shares of Common Stock (the “Shares”), for which I have enclosed                          in the amount of                         .

Please register my stock certificate as follows:

Name(s):

Address:

Tax I.D. #:

Very truly yours,

 (Signature)